AMENDMENT TO COMMON STOCK PURCHASE WARRANT

This Amendment to Common Stock Purchase Warrant (this “Amendment”), dated as of February 17, 2016, is being entered into by and between Digital Turbine USA, Inc. (f/k/a Digital Turbine, Inc.), a Delaware corporation (the “Company”), and North Atlantic SBIC IV, L.P., a Delaware limited partnership (the “Registered Holder”). Capitalized terms used in this Amendment without definition have the respective definitions ascribed to them in the Warrant (as defined below).

WHEREAS, the Company, Digital Turbine Media, Inc. (f/k/a Appia, Inc.) and the Registered Holder have executed and delivered that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of March 6, 2015; and

WHEREAS, pursuant to the Purchase Agreement, the Company and the Registered Holder have agreed to amend that certain Common Stock Purchase Warrant (the “Existing Warrant”), dated as of March 6, 2015, issued by the Company and delivered to the Registered Holder, in the manner provided in this Amendment (the Existing Warrant, as so amended, the “Warrant”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. AMENDMENT TO WARRANT. The Existing Warrant is amended by replacing the reference to “twelve (12)” in Section 1 thereof to “fourteen (14)”.

Section 2. MISCELLANEOUS.

(A) Generally. Sections 15 and 16 of the Existing Warrant will apply to this
Amendment as if the same were reproduced in this Amendment, mutatis mutandis.

(B) Affirmation of Warrant. The parties hereby affirm all provisions of the Existing
Warrant as amended by this Amendment.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

The parties hereto have executed this Amendment as of the date first written above.

DIGITAL TURBINE USA, INC.

By:
Name:	Andrew Schleimer
Title:	CFO, Digital Turbine, Inc.

NORTH ATLANTIC SBIC IV, L.P.

By:	North Atlantic Investors SBIC IV, LLC General Partner
By:
Name:	David M. Coit
Title:	Managing Director

[Signature Page to Amendment to Common Stock Purchase Warrant]